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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware	0001-13459	043218510
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
600 Hale Street, Prides Crossing, MA 01965
(Address of principal executive offices) (Zip Code)
(617) 747-3300
(Registrant's telephone number, including area code)

Item 7. Exhibits.

        Exhibit 99.1 Registrant's Press Release dated February 9, 2004.

Item 9. Regulation FD Disclosure.

        The following information is furnished pursuant to Item 9, "Regulation FD Disclosure." On February 9, 2004, Registrant issued a press release announcing that it has entered into agreements to sell $250 million of mandatory convertible securities and, simultaneously, to repurchase approximately 1.7 million shares of its Common Stock. The Registrant also announced its intention to repurchase up to an additional 1.0 million shares of its Common Stock under a newly-authorized share repurchase program. A copy of this press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. By this filing, Registrant is not establishing the practice of filing all press releases in the future and may discontinue such filings at any time.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: February 9, 2004	By:	/s/ DARRELL W. CRATE Darrell W. Crate Executive Vice President, Chief Financial Officer and Treasurer (and also as Principal Financial and Accounting Officer)

Exhibits

99.1
Press Release, dated February 9, 2004.

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SIGNATURES
Exhibits